Exhibit 99.3

JANEL CORPORATION

UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

On September 21, 2021, Janel Corporation (the “Company” or “Janel”), through its wholly owned subsidiary Janel Group, Inc. (“Janel”), executed a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Expedited Logistics and Freight Services, LLC (“ELFS”), a Texas limited liability company based in Houston which provides non-asset-based logistics services, and the principal members of ELFS (the “Members”) for the purchase by Janel of 100% of the issued and outstanding membership interests of ELFS and ELFS Brokerage LLC, a Texas limited liability company and wholly-owned subsidiary of ELFS (collectively, the “Interests”).  The acquisition was consummated immediately following the execution of the Purchase Agreement.

Under the terms of the Purchase Agreement, the purchase price for the Interests was $19,000,000, subject to certain closing adjustments as set forth in the Purchase Agreement.  Further payments in an amount not anticipated to exceed $4,500,000 will be due to the Members based on the operating profit earned by ELFS.  The transaction closed on September 21, 2021, upon which the former Members of ELFS were paid $13,000,000 in cash and were issued an aggregate amount of $6,000,000 in subordinated promissory notes.  This acquisition was funded with cash provided by normal operations, borrowings under the Amended Loan Agreement dated September 21, 2021, as well as subordinated promissory notes issued to the Members.

The attached unaudited pro forma combined balance sheet assumes that the acquisition was completed on June 30, 2021. The unaudited pro forma combined statements of operation for the fiscal year ended September 30, 2020 and for the nine months ended June 30, 2021 assume the acquisition was completed on October 1, 2019 and reflect the operating results of Janel for its fiscal year 2020 and the operating results of ELFS and its affiliates for their fiscal 2020, derived from the audited financial statements, and the nine months ended June 30, 2021 financial statements, respectively. These operating results for different annual fiscal year periods are being appropriately combined for pro forma purposes since the fiscal year-end periods are within 93 days of each other, in accordance with Securities and Exchange Commission (“SEC”) guidance.

The unaudited pro forma combined financial statements were prepared in accordance with the rules and regulations of the SEC and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of Janel and ELFS following completion of the acquisition. In accordance with the rules and regulations of the SEC, the pro forma combined statements of income do not reflect the potential realization of cost savings, or restructuring, or other costs relating to the integration of ELFS, nor do they include any other items not expected to have a continuing impact on the combined results of the two companies. The historical consolidated financial information of Janel and ELFS has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the combined results.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma combined financial information was based on, and should be read in conjunction with:

•
Separate historical financial statements of Janel as of and for the fiscal year ended September 30, 2020 and the related notes included in Janel’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020; and the historical financial statements for the quarter ended June 30, 2021, including related notes, as filed on Janel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

•
Separate historical financial statements of ELFS as of and for the year ended December 31, 2020 and the related notes; and the historical financial statements for the six months ended June 30, 2021, including related notes, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K/A.

Janel Corporation
Unaudited Pro forma Combined Statement of Operations
For the Year Ended September 30, 2020

(in thousands, except per share amounts)	Janel	ELFS	Proforma Adjustments		Proforma Combined
Revenue	$82,429	$69,034	$-		$151,463
Forwarding expenses and cost of revenues	58,908	49,156	-		108,064
Gross profit	23,521	19,878	-		43,399
Selling, general and administrative expenses	24,290	17,152	-		41,442
Amortization of intangible assets	955	-	569	6a	1,524
Total Costs and Expenses	25,245	17,152	569		42,966
(Loss) income from operations	(1,724)	2,726	(569)		433
Interest expense net of interest income	(521)	(70)	(571)	6b	(1,162)
Change in fair value of mandatorily redeemable non-controlling interest	15	-	-		15
(Loss) Income Before Income Taxes	(2,230)	2,656	(1,140)		(714)
Income tax benefit (expense)	505	(284)	(92)	6c	129
Net (Loss) Income	(1,725)	2,372	(1,232)		(585)
Preferred stock dividends	(675)	-	-		(675)
Net (Loss) Available to Common Stockholders	$(2,400)	$2,372	$(1,232)		$(1,260)

Net (Loss) Income per share:
Basic	$(1.98)	$-	$-		$(0.67)
Diluted	$(1.98)	$-	$-		$(0.67)

Net (loss) per share attributable to common stockholders:
Basic	$(2.75)	$-	$-		$(1.44)
Diluted	$(2.75)	$-	$-		$(1.44)

Weighted average number of shares:
Basic	872,122	-	-		872,122
Diluted	872,122	-	-		872,122

See the accompanying notes to the unaudited pro forma combined financial statements which are an integral part of these financial statements.

Janel Corporation
Unaudited Pro forma Combined Statement of Operations
For the Nine Months Ended June 30, 2021

(in thousands, except per share amounts)	Janel	ELFS	Pro forma Adjustments		Pro forma Combined
Revenue	$91,446	$54,542	$-		$145,988
Forwarding expenses and cost of revenues	68,680	39,251	-		107,931
Gross profit	22,766	15,291	-		38,057
Selling, general and administrative expenses	19,282	12,846	-		32,128
Amortization of intangible assets	832	-	427	6a	1,259
Total Costs and Expenses	20,114	12,846	427		33,387
Income from operations	2,652	2,445	(427)		4,670
Interest expense net of interest income	(418)	(59)	(417)	6b	(894)
Gain on Paycheck Protection Program loan forgiveness	135	-	-		135
Income Before Income Taxes	2,369	2,386	(844)		3,911
Income tax benefit (expense)	(648)	(124)	(379)	6c	(1,151)
Net Income	1,721	2,262	(1,223)		2,760
Preferred stock dividends	(566)	-	-		(566)
Net Available to Common Stockholders	$1,155	$2,262	$(1,223)		$2,194

Net Income per share:
Basic	$1.84	$-	$-		$2.95
Diluted	$1.75	$-	$-		$2.81

Net per share attributable to common stockholders:
Basic	$1.24	$-	$-		$2.34
Diluted	$1.17	$-	$-		$2.23

Weighted average number of shares:
Basic	936,154	-	-		936,154
Diluted	983,784	-	-		983,784

See the accompanying notes to the unaudited pro forma combined financial statements which are an integral part of these financial statements.

Janel Corporation
Unaudited Pro forma Combined Balance Sheets
As of June 30, 2021

(in thousands, except per share amounts)
ASSETS
Current assets:	Janel	ELFS	Proforma Adjustments		Proforma Combined
Cash	$2,926	$1,456	$(1,456)	4	$2,926
Accounts receivable, net of allowance for doubtful accounts	27,575	11,850	-		39,425
Inventory, net	3,479	-	-		3,479
Prepaid expenses and other assets	638	701	-		1,339
Total current assets	34,618	14,007	(1,456)		47,169
Property, plant and equipment, net	4,917	128	-		5,045
Other Assets:
Intangible assets, net	14,461	-	8,380	6d	22,841
Goodwill	15,955	-	5,685	6e	21,640
Operating lease right of use asset	2,280	-	1,156	6f	3,436
Security deposits and other long-term assets	263	333	-		596
Total other assets	32,959	333	15,221		48,513
Total assets	$72,494	$14,468	$13,765		$100,727
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$12,986	$-	$13,000	4	$25,986
Accounts payable – trade	23,049	2,974	-		26,023
Accrued expense and other current liabilities	4,082	1,003	1,748	4	6,833
Dividends payable	2,228	-	-		2,228
Current portion of Paycheck Protection Program (PPP) loan	1,528	-	-		1,528
Current portion of deferred acquisition payments	176	-	-		176
Current portion of subordinated promissory note-related party	711	-	-		711
Current portion of long-term debt	867	2,035	(2,035)	4	867
Current portion of operating lease liabilities	809	-	615	6f	1,424
Total current liabilities	46,436	6,012	13,328		65,776
Other Liabilities:
Long-term debt	5,084	21	(21)	4	5,084
Long-term portion of Paycheck Protection Program (PPP) loan	1,232	-	-		1,232
Subordinated promissory notes-related party	809	-	6,000	4	6,809
Long-term portion of deferred acquisition payments	374	-	-		374
Mandatorily redeemable non-controlling interest	690	-	-		690
Deferred income taxes	2,057	-	-		2,057
Long-term operating lease liabilities	1,495	-	541	6f	2,036
Other liabilities	399	-	3,000	4	3,399
Total other liabilities	12,140	21	9,520		21,681
Total liabilities	58,576	6,033	22,848		87,457
Stockholders’ equity:
Preferred Stock, $0.001 par value; 100,000 shares authorized
Series B 5,700 shares authorized, 31 shares issued and outstanding	-	-	-		-
Series C 20,000 shares authorized and 20,000 shares issued and 19,760 outstanding at June 30, 2021, liquidation value of $12,108 at June 30, 2021	-	-	-		-
Common stock, $0.001 par value; 4,500,000 shares authorized, 927,207 issued and 907,207 outstanding as of June 30, 2021	1	-	-		1
Paid-in capital	14,119	-	-		14,119
Treasury stock, at cost, 20,000 shares	(240)	-	-		(240)
Accumulated earnings	38	8,435	(9,083)	6g	(610)
Total stockholders’ equity	13,918	8,435	(9,083)		13,270
Total liabilities and stockholders’ equity	$72,494	$14,468	$13,765		$100,727

See the accompanying notes to the unaudited pro forma combined financial statements which are an integral part of these financial statements.

1. Description of Transaction:

On September 27, 2021, Janel Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission (the “SEC”) reporting that, on September 21, 2021, the Company completed the acquisition of all of the membership interests of Expedited Logistics and Freight Services, LLC (“ELFS”) and ELFS Brokerage LLC, a wholly-owned subsidiary of ELFS.  The purchase price for the Interests was $19,000,000, subject to certain closing adjustments as set forth in the purchase agreement.  Further payments in an amount not anticipated to exceed $4,500,000 will be due to the principal members of ELFS based on the operating profit earned by ELFS.  The transaction closed on September 21, 2021, upon which the former Members of ELFS were paid $13,000,000 in cash and were issued an aggregate amount of $6,000,000 in subordinated promissory notes.  This acquisition was funded with cash provided by normal operations, borrowings under an amended loan agreement dated September 21, 2021, as well as subordinated promissory notes issued to the members.

2. Basis of Presentation:

The acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805-10. The Company is accounting for the acquisition by using the historical information and accounting policies of Janel and adding the assets and liabilities of ELFS, as applied on a pro forma basis as of June 30, 2021, at their respective fair values. Further, and in accordance with ASC 805, the accounting policies of ELFS have been conformed to those of Janel in determining the results of operations and the amounts of assets and liabilities to be fair valued. The assets and liabilities of ELFS have been measured at fair value based on various assumptions that the Company’s management believes are reasonable utilizing information as of the Acquisition Date.

The process for measuring the fair value of identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates. The excess of the purchase price (consideration transferred) over the amount of identifiable assets and liabilities of ELFS acquired, on a pro forma basis as of June 30, 2021, was allocated to goodwill in accordance with ASC 805-10.

For purposes of measuring the fair value of the ELFS assets acquired and liabilities assumed, as reflected in the unaudited pro forma combined financial statements, the Company used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure”, which establishes a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.

The historical balance sheets of Janel and ELFS were used to create the unaudited pro forma combined balance sheet as of June 30, 2021, the last day of the Janel’s third fiscal quarter. Janel and ELFS have different fiscal year ends with Janel following a fiscal year end ending September 30 and ELFS following a calendar year-end ending on December 31.  Accordingly, the unaudited pro forma combined statement of operations for the year ended September 30, 2020 has been prepared by combining information derived from Janel’s audited historical consolidated statement of income for the year ended September 30, 2020 with the unaudited historical combined statement of income of ELFS for the twelve months ended September 30, 2020. The historical combined statement of income of ELFS for the twelve months ended September 30, 2020 was calculated by taking the audited combined statement of income for the twelve months ended December 31, 2020 and removing the results of operations for the three months ended December 31, 2020 interim period and adding the results of operations for the three months ended December 31, 2019 interim period. The interim unaudited pro forma combined statement of operations for the nine months ended June 30, 2021 has been prepared by combining Janel’s unaudited historical consolidated statement of income for the nine months ended June 30, 2021, with the unaudited historical combined statement of income of ELFS for the nine months ended June 30, 2021. The unaudited historical combined statement of income of ELFS for the nine months ended June 30, 2021 was calculated by taking the unaudited combined statement of income for the six months ended June 30, 2021 and adding the results of operations for the three months ended December 31, 2020 interim period. In addition, certain line items of the ELFS income statements were combined or reclassified in order to make the information comparable.

The table below summarizes the calculated combined historical statements of ELFS for the twelve months ended September 30, 2020 and nine months ended June 30, 2021:

Twelve months ended September 30, 2020	Audited Year Ended	Unaudited Three Months Ended	Unaudited Three Months Ended	Unaudited Twelve Months Ended
(in thousands)	December 31, 2020	December 31, 2020	December 31, 2019	September 30, 2020

Service revenue	$68,851	$(17,852)	$18,035	$69,034
Cost of service revenue	48,612	(13,082)	13,626	49,156
Gross Profit	20,239	(4,770)	4,409	19,878
Selling, general and administrative expenses	17,228	(4,432)	4,543	17,339
Income (loss) from operations	3,011	(338)	(134)	2,539
Other income (expense)
Other income (expense)	208	(44)	22	186
Interest expense	(74)	22	(18)	(70)
Gain on sale of property and equipment	1	(1)	1	1
Total other income (expense)	135	(23)	5	117
Income (loss) before state income taxes	3,146	(361)	(129)	2,656
Provisions for state income taxes	218	(42)	108	284
Net Income (loss)	$2,928	$(319)	$(237)	$2,372

Nine months ended June 30, 2021 (in thousands)	Unaudited Six Months Ended June 30, 2021	Unaudited Three Months Ended December 31, 2020	Unaudited Nine Months Ended June 30, 2021

Service revenue	$36,690	$17,852	$54,542
Cost of service revenue	26,169	13,082	39,251
Gross profit	10,521	4,770	15,291
Selling, general and administrative expenses	8,519	4,432	12,951
Income from operations	2,002	338	2,340
Other income (expense)
Interest income	3	2	5
Miscellaneous income (expense)	2	42	44
Interest expense	(42)	(22)	(64)
Gain on sale of property and equipment	60	1	61
Total other income	23	23	46
Income before state income taxes	2,025	361	2,386
Provision for state income taxes	82	42	124
Net income	$1,943	$319	$2,262

3. Accounting Policies:

The unaudited pro forma combined financial statements reflect adjustments to conform the results of ELFS to Janel’s application of generally accepted accounting policies.

These differences resulted in the following income statement line-item reclassifications:

Income Statements (in thousands)	Twelve Months Ended September 30, 2020	Reclass	Revised Twelve Months Ended September 30, 2020	Nine Months Ended June 30, 2021	Reclass	Revised Twelve Months Ended September 30, 2020

Selling, general and administrative expenses	$17,339	$(187)	$17,152	$12,951	$(105)	$12,846
Other income (expense)	186	(186)	-	-		-
Interest income	-	-	-	5	(5)	-
Miscellaneous income (expense)	-	-	-	44	(44)	-
Interest expense	-	-	-	(64)	5	(59)
Gain on sale of property and equipment	1	(1)	-	61	(61)	-

4. Consideration Paid:

As noted in Note (1), Janel paid approximately $21,300,000, net of excluded cash of $1,456,000 and excluded debt of $2,056,000, in connection with the ELFS acquisition. This acquisition was funded with cash provided by normal operations, borrowings of $13,000,000 under an amended loan agreement, subordinated promissory notes issued of $6,000,000 to the principal members of ELFS and $4,100,000 in earnout payments to members. The pro forma balance sheet has been adjusted to reflect this financing and ELFS net debt has been removed. accrued expenses and other liabilities includes the current portion of the expected earn-out payment of $1,100,000.  Additionally, included in accrued expenses and other liabilities are transaction cost of $648,000.  Transaction cost of $339,000 have been incurred, however have not been adjusted in the unaudited pro forma combined statement of operations

5. Preliminary Allocation of Consideration Transferred to the Net Assets Acquired:

The following summarizes the ELFS assets acquired and the liabilities assumed by Janel in the acquisition, assuming the acquisition had been completed by June 30, 2021, reconciled to the consideration paid to acquire ELFS (in thousands):

Accounts Receivable	$11,850
Prepaid expenses and other current assets	701
Property, plant and equipment	128
Security deposits and other long-term assets	333
Operating lease right of use asset	1,156
Goodwill	5,685
Intangible assets	8,380
Accounts payable	(2,975)
Current portion of operating lease liabilities	(615)
Accrued expenses and other current liabilities	(1,002)
Long-term operating lease liabilities	(541)
Total Consideration Paid	$23,100

6. Adjustments to Unaudited Pro Forma Combined Income Statements and Balance Sheet:

Adjustments to the unaudited pro forma combined income statements for the nine months ended June 30, 2021 and the fiscal year ended September 30, 2020 for Janel and unaudited pro forma balance sheet as of June 30, 2021 were as follows (in thousands):

a.          Amortization of intangibles: Adjustments to amortization of intangibles are comprised of the following:

	Nine months ended June 30, 2021	Twelve months ended September 30, 2020
Amortization of acquired ELFS intangible assets	$427	$569

b.          Interest expense: Adjustments to interest expense are comprised of the following:

	Nine months ended June 30, 2021	Twelve months ended September 30, 2020
Interest expense incurred on subordinated promissory notes to sellers	$180	$240
Interest expense incurred on acquisition financing	301	401
Elimination of ELFS interest expense	(64)	(70)
	$417	$571

c.          Income tax benefit (expense): We have reflected the applicable tax provision on the pro forma adjustments presented in the unaudited pro forma combined income statements based on the estimated respective statutory tax rate in the tax jurisdictions of the adjustments. Adjustments to Income tax benefit (expense) are comprised of the following:

	Nine months ended June 30, 2021	Twelve months ended September 30, 2020
Income tax benefit (expense)	$(294)	$(92)

Adjustments to the unaudited pro forma combined balance sheet as of June 30, 2021, were as follows:

d.        Intangibles: Acquired identifiable intangible assets were measured at fair value determined primarily using the “income approach,” which required a forecast of all expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated fair value of the identifiable intangible assets and their weighted-average useful lives are as follows:

	Fair Value	Useful Lives
Customer and relationships	$6,070	15 years
Trademarks/tradenames	2,230	15 years
Non-competition agreements	80	5 years
	$8,380

The estimated future amortization of these intangible assets is expected to be as follows:

Fiscal Year 2022	$569
Fiscal Year 2023	569
Fiscal Year 2024	565
Fiscal Year 2025	553
Fiscal Year 2026	553
Thereafter	4,575
$7,384

e.        Goodwill: The new goodwill recorded of $5,685 was calculated as the difference between the acquisition date fair value of the consideration paid for ELFS in the acquisition and the values assigned to the identifiable ELFS assets acquired and liabilities assumed as if the acquisition was completed on June 30, 2021. Goodwill is not amortized but rather is subject to impairment testing on at least an annual basis.

f.        Leases: Adjustment to conform ELFS accounting for leases to Janel’s application of generally accepted accounting policy under ASU No. 2016-02, Leases, which requires lessees to recognize lease liabilities and right-of-use assets on the balance sheet for all leases with initial terms longer than 12 months. We have reflected adjustments to increase operating lease right of use asset by $1,156, current portion of operating lease liabilities by $615 and long-term operating lease by $514.

g.          Accumulated earnings: Existing equity of $8,435 of ELFS was eliminated.